Exhibit 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

JEFFERIES GROUP, INC.

FORM OF NOTES DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

No.	CUSIP No.:	$

ORIGINAL ISSUE DATE:	INTEREST RATE:	MATURITY DATE:

ORIGINAL ISSUE DISCOUNT SECURITY: ☐ Yes       ☐ No

TOTAL AMOUNT OF OID:

ISSUE PRICE: (expressed as a percentage of aggregate principal amount):

INTEREST PAYMENT DATES (check one if applicable)

☐ Monthly	☐ Quarterly

☐ Semi-annual	☐ Annual

REDEMPTION RIGHT ☐   Yes (If yes, the Company has the right to redeem this Security on any Interest Payment Date after                     .) REDEMPTION PRICE:

REPAYMENT RIGHT ☐   Yes (If yes, the holder of this Security has the right to the repayment of this Security on any Interest Payment Date after                     .) REPAYMENT PRICE:

SURVIVOR’S OPTION: ☐   Yes       ☐   No

Jefferies Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest on each payment date and at maturity as follows:

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in the case of a Security that provides for monthly interest payments, the Interest Payment Dates shall be the fifteenth day of each calendar month (or, if not a Business Day, the next succeeding Business Day), commencing the first succeeding calendar month following the month in which the Security is issued;

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in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of every third month (or, if not a Business Day, the next succeeding Business Day), commencing the third succeeding calendar month following the month in which the Security is issued;

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in the case of a Security that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of every sixth month (or, if not a Business Day, the next succeeding Business Day), commencing the sixth succeeding calendar month following the month in which the Security is issued; and

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in the case of a Security that provides for annual interest payments, the Interest Payment Dates shall be the fifteenth day of every twelfth month (or, if not a Business Day, the next succeeding Business Day), commencing the twelfth succeeding calendar month following the month in which the Security is issued.

Unless the applicable pricing supplement states otherwise, interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

Attest:	JEFFERIES GROUP, INC.

By:
Roland T. Kelly		Peregrine C. Broadbent
Assistant Secretary		Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of this series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON,

    as Trustee

By:
Authorized Signatory

Reverse of Note

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003 (as so supplemented, herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities of this series may bear different dates, mature at different times and bear interest at different rates.

Unless one or more Redemption Dates is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (an “Authorized Denomination”).

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If less than all of the Securities of this series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by a method the Trustee deems appropriate.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless one or more repayment dates (a “Repayment Date”) is specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof, other than any applicable Survivor’s Option (defined below). If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department, at least 30 days but not more than 45 days prior to the Repayment Date on which this Security is to be repaid, this Security and a statement that the option to elect repayment is being exercised thereby. Exercise of the repayment option by the Holder shall be irrevocable. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment is an Authorized Denomination.

If so specified on the face hereof, the holder of this Security shall have the option to elect repayment of this Security in the event of their death (the “Survivor’s Option”). This paragraph and the four paragraphs following this paragraph shall apply only if the Survivor’s Option is so specified. If the Survivor’s Option is so specified, the Company shall, at its option, repay or purchase this Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased owner of the beneficial interest in this Security under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in this Security plus accrued interest to the date of such repayment (or, if this is a zero-coupon Security, at a price equal to the amortized face on the date of such repayment), subject to the following limitations. The Survivor’s Option may not be exercised until twelve (12) months following the Original Issue Date. In addition, the Company may, in its sole discretion, limit the aggregate principal amount of Securities (or portions thereof) as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to the greater of (i) $2,000,000 or (ii) two percent (2%) of the outstanding aggregate principal amount of the Securities as of the end of the most recent calendar year, and may limit to $250,000 in any calendar year the aggregate principal amount of Securities (or portions thereof) as to which exercise of the Survivor’s Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in Securities with the Survivor’s Option (the “Individual Put Limitation”). The Company shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and in the event that the limitations described in the preceding sentence would result in the partial repayment of this Security, the principal amount of this Security remaining outstanding after repayment must be at least $1,000 (the minimum Authorized Denomination). Other than as described in the immediately following paragraph, exercise of the Survivor’s Option shall be irrevocable.

Each Security (or portion thereof) with the Survivor’s Option that is tendered pursuant to a valid exercise of the Survivor’s Option shall be accepted promptly in the order all such Securities are tendered, except for any Security (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Securities (or portions thereof) not accepted during such

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calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Securities (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. This Security (or any portion hereof) accepted for payment pursuant to exercise of the Survivor’s Option shall be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. This Security (or any portion hereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all Securities with the Survivor’s Option (or portions thereof) were originally tendered, unless any such Security (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that this Security (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the holder hereof at its last known address as indicated in the Security Register, that states the reason this Security (or portion hereof) has not been accepted for payment.

Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to this Security (or portion hereof), the Representative of the deceased beneficial owner must provide the following items to the Trustee: (i) evidence to the Trustee (a) that the deceased was the beneficial owner of this Security at the time of death and his or her interest in this Security was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the Representative has authority to act on behalf of the beneficial owner; (ii) if the interest in this Security is held by a nominee of the deceased beneficial owner, a certificate from the nominee attesting to the deceased’s beneficial ownership of this Security; (iii) a written request for repayment signed by the Representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States; (iv) if applicable, a properly executed assignment or endorsement; (v) tax waivers and any other instruments or documents that the Trustee may reasonably require in order to establish the validity of the beneficial ownership of this Security and the claimant’s entitlement to payment; and (vi) any additional information the Trustee may reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of this Security. Subject to the Company’s right hereunder to limit the aggregate principal amount of Securities as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties. The Trustee will disburse payments it receives pursuant to exercise of the Survivor’s Option on the Interest Payment Date following the first Regular Record Date upon which the Trustee shall have received the documents described in clauses (i) through (vi) of this paragraph.

The death of a person owning this Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of this Security, and the entire principal amount of this Security so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning this Security by

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tenancy in common shall be deemed the death of a holder of this Security only with respect to the deceased holder’s interest in this Security so held by tenancy in common; except that in the event this Security is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of this Security, and the entire principal amount of this Security shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Security shall be deemed the death of the holder thereof for the purpose of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Security during his or her lifetime.

For Securities represented by a Global Security, DTC or its nominee shall be the holder of such Security and therefore shall be the only entity that can exercise the Survivor’s Option for such Security. To obtain repayment or repurchase pursuant to exercise of the Survivor’s Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) written instructions to such broker or other entity to notify DTC of such Representative’s desire to obtain repayment or repurchase pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

In the event of redemption or repayment of this Security or the exercise of the Survivor’s Option in part only, the principal amount of this Security shall be reduced.

The Indenture contains provisions for defeasance at any time of (l) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by

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the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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